                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(X) Filed by the Registrant
( ) Filed by a party other than the Registrant

Check the appropriate box:

( ) Preliminary Proxy Statement
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Regeneron Pharmaceuticals, Inc.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)   No fee required.
( )   Fee computed on table below per Exchange Act Rule 14a-6(i)(l) and 0-11.

1)    Title of each class of securities to which transaction applies:
      -------------------------------------------------------------------------

2)    Aggregate number of securities to which transaction applies:
      -------------------------------------------------------------------------

3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      -------------------------------------------------------------------------

4)    Proposed maximum aggregate value of transaction:
      -------------------------------------------------------------------------

5)    Total fee paid: _________________________________________________________

( )   Fee paid previously with preliminary materials: _________________________

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Indentify the provious filing by registration statement number, or the form or schedule and the date of its filing.

         1)  Amount previously paid:________________________________________
         2)  Form, Schedule, or Registration Statement No.:_________________
         3)  Filing party:__________________________________________________
         4)  Date filed:____________________________________________________

===============================================================================

              Regeneron Pharmaceuticals, Inc.

                                                                          Proxy
                                                                      Statement

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS

TO BE HELD ON JUNE 9, 2000

Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York  10591-6707
(914) 345-7400

Dear Shareholder:

The Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. will be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591 at 10:30 a.m., Eastern Daylight Savings Time, on Friday, June 9, 2000.

The purposes of the meeting are:

o To elect three Directors for a term of three years;

o To approve the adoption of the Regeneron Pharmaceuticals, Inc. 2000 Long-Term Incentive Plan;

o To approve the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2000; and

o To act upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

These items are more fully described in the following pages, which are hereby made a part of this Notice. The Board of Directors has fixed the close of business on April 14, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please complete, sign, and date the accompanying proxy and return it promptly in the enclosed prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

By Order of the Board of Directors,

Murray A. Goldberg
Assistant Secretary
Tarrytown, New York
May 8, 2000

Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
(914) 345-7400

                                                                     May 8, 2000

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. to be held on Friday, June 9, 2000 at 10:30 a.m. at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591.

      Whether or not you plan to attend the Annual Meeting, please mark, sign, and date the accompanying proxy and return it promptly in the enclosed prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

                                            Sincerely,

                                            P. Roy Vagelos, M.D.
                                            Chairman of the Board of Directors

Proxy Statement
2000 Annual Meeting of
Shareholders of
Regeneron Pharmaceuticals, Inc.
-------------------------------------------------------------------------------

Proxy Solicitation

This Proxy Statement is furnished to the shareholders of Regeneron Pharmaceuticals, Inc., a New York corporation (the "Company"), in connection with the solicitation by its Board of Directors from holders of the Company's Common Stock (the "Common Stock") and Class A Common Stock (the "Class A Stock") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Friday, June 9, 2000 at 10:30 a.m., at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Company's executive offices are located at 777 Old Saw Mill River Road, Tarrytown, New York 10591.

This Proxy Statement and form of proxy are first being mailed to shareholders of the Company on or about May 8, 2000. All proxies duly executed and received prior to or at the Annual Meeting, and not revoked, will be voted on all matters presented at the meeting in accordance with the instructions indicated on such proxies. In the absence of instructions, proxies so received will be voted (1) FOR the named nominees to the Company's Board of Directors, (2) FOR the approval of the Regeneron Pharmaceuticals, Inc. 2000 Long-Term Incentive Plan, and (3) FOR the approval of PricewaterhouseCoopers LLP as independent accountants for the Company's fiscal year ending December 31, 2000. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgment.

Any proxy given pursuant to this solicitation may be revoked by (i) filing with an Assistant Secretary of the Company or a designee thereof, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to an Assistant Secretary of the Company or a designee thereof before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Assistant Secretary, or hand delivered to an Assistant Secretary of the Company or a designee thereof at or before the taking of the vote at the Annual Meeting. The persons named as proxies in the enclosed form of proxy, Leonard S. Schleifer, M.D., Ph.D. and P. Roy Vagelos, M.D., were selected by the Board of Directors of the Company.

Record Date & Voting at the Annual Meeting

The Board of Directors of the Company has fixed the close of business on April 14, 2000 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of Common Stock and Class A Stock on the record date will be entitled to notice of, and to vote at, the Annual Meeting. As of April 14, 2000, 32,277,200 shares of Common Stock and 2,773,950 shares of Class A Stock were outstanding. The Common Stock and the Class A Stock vote together on all matters as a single class, with the Common Stock being entitled to one vote per share and the Class A Stock being entitled to ten votes per share. No other voting securities of the Company were outstanding on the record date. The holders of a majority of the shares issued and outstanding attending personally or by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

Election of directors will be determined by a plurality of the votes cast in person or by proxy at the Annual Meeting. All other matters presented to shareholders will be determined by the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Under applicable New York law, in determining whether any proposal has received the requisite number of affirmative votes and tabulating the votes for directors, abstentions and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

Annual Report

The Company's Annual Report to Shareholders for the year ended December 31, 1999 is being furnished herewith on or about May 8, 2000 to shareholders of record. The Annual Report to Shareholders does not constitute a part of the proxy soliciting material. The Company has also filed with the Securities and Exchange Commission a report on Form 10-K for the year ended December 31, 1999, a copy of which will be furnished (except for exhibits) without charge to any shareholder upon written request addressed to the Investor Relations Department of the Company at the address shown above.

Security Ownership of Management

The following table sets forth, as of April 14, 2000, the number of shares of the Company's Common Stock and Class A Stock beneficially owned by each of its directors or nominees for directors, each of the named executive officers, and all directors and executive officers as a group, and the percentage that such shares represent of the total combined number of shares of outstanding Common Stock and Class A Stock, based upon information obtained from such persons.

Management and Directors Stock Ownership Table as of April 14, 2000

                                                                                                       Percentage
                                                                                                        of Common
                                                 Number of Shares                                        Stock
                                                 of Class A Stock          Number of Shares of      & Class A Stock
                                                   Beneficially                Common Stock            Beneficially
Name of Beneficial Owner                               Owned                Beneficially Owned             Owned
                                                        (1)                        (1)                      (2)

----------------------------------------------------------------------------------------------------------------------
Leonard S. Schleifer, M.D., Ph.D.                 1,769,340 (3)                 389,000 (7)                6.1%
P. Roy Vagelos, M.D.                                      0                   1,299,272 (8)                3.7%
Charles A. Baker                                     62,384 (4)                  60,591 (9)                   *
Michael S. Brown, M.D.                               60,749                     135,001 (10)                  *
Alfred G. Gilman, M.D., Ph.D.                       124,912                     135,001 (10)                  *
Joseph L. Goldstein, M.D.                            52,000                     116,668 (10)                  *
Fred A. Middleton c/o Sanderling Ventures            69,767 (5)                  78,019 (9)                   *
Eric M. Shooter, Ph.D.                               92,911                     135,001 (10)                  *
George L. Sing                                            0                     112,221 (9)                   *
Murray A. Goldberg                                        0                     105,400 (11)                  *
Hans-Peter Guler, M.D.                                    0                      24,000 (10)                  *
Randall R. Rupp, Ph.D.                                    0                     109,500 (10)                  *
George D. Yancopoulos, M.D., Ph.D.                   42,750 (6)                 470,250 (12)               1.4%

All Directors and Executive Officers              2,326,387                   3,421,370                   15.5%
   as a Group (22 persons)
---------------------------------------------------------

*  Represents less than 1%

(1) The inclusion herein of any Class A Stock or Common Stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed has sole voting and investment power with respect to the shares listed.

(2) To calculate percentage, number of shares outstanding includes 35,051,150 shares outstanding as of April 14, 2000 plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within sixty days after April 14, 2000.

(3) Includes 64,550 shares of Class A Stock held in trust for the benefit of Dr. Schleifer's two sons, of which Dr. Schleifer disclaims beneficial ownership. Excludes 32,000 shares of Class A Stock held by the Schleifer Family Foundation, a charitable foundation, of which Dr. Schleifer disclaims beneficial ownership.

(4) Excludes shares owned by Sanderling Ventures, of which Mr. Baker is a special limited partner.

(5) Fred A. Middleton, a Director of the Company, is a General Partner of Sanderling Ventures, and the beneficial owner of the shares. Sanderling Ventures consists of several entities: Sanderling Venture Partners II, L.P., Sanderling Ventures Limited, L.P., and Sanderling Biomedical, L.P. Common stock also includes 16,018 shares of Common Stock held directly by Mr. Middleton and 2,000 shares of Common Stock held in trust for the benefit of Mr. Middleton's children, of which Mr. Middleton disclaims beneficial ownership.

(6) Includes 19,383 shares of Class A Stock held in trust for the benefit of Dr. Yancopoulos's children and excludes 205 shares held by Dr. Yancopoulos's wife. Dr. Yancopoulos disclaims beneficial ownership of all such shares.

(7) Includes 324,000 shares of Common Stock purchasable upon the exercise of options granted pursuant to the 1990 Long-Term Incentive Plan which are exercisable or become so within sixty days from April 14, 2000.

(8) Includes 6,666 shares of Common Stock purchasable upon the exercise of options granted pursuant to the 1990 Long-Term Incentive Plan which are exercisable or become so within sixty days from April 14, 2000.

(9) Includes 60,001 shares of Common Stock purchasable upon the exercise of options granted pursuant to the 1990 Long-Term Incentive Plan which are exercisable or become so within sixty days from April 14,2000.

(10) All shares of Common Stock beneficially owned represents shares of Common Stock purchasable upon the exercise of options granted pursuant to the 1990 Long-Term Incentive Plan which are exercisable or become so within sixty days from April 14, 2000.

(11) Includes 91,800 shares of Common Stock purchasable upon the exercise of options pursuant to the 1990 Long-Term Incentive Plan which are exercisable or become so within sixty days from April 14, 2000, and excludes 100 shares held jointly as custodian for Mr. Goldberg's son, of which Mr. Goldberg disclaims beneficial ownership.

(12) Includes 455,250 shares of Common Stock purchasable upon the exercise of options pursuant to the 1990 Long-Term Incentive Plan which are exercisable or become so within sixty days from April 14, 2000.

Security Ownership of Certain Beneficial Owners as of April 14, 2000

Set forth below is the name, address, and stock ownership of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock and Class A Stock.

                                                                                                 Percentage of
                                                                        Number of Shares       Shares of Common
                                                Number of Shares        of Common Stock        Stock and Class A
                                                of Class A Stock       Beneficially           Stock Beneficially
  Name and Address of Beneficial Owner         Beneficially Owned         Owned                     Owned
----------------------------------------------------------------------------------------------------------------
  Leonard S. Schleifer, M.D., Ph.D.               1,769,340 (1)             389,000                6.1% (2)
    777 Old Saw Mill River Road
    Tarrytown, New York  10591

  Amgen Inc.                                              0               4,916,808               14.0% (3)
    One Amgen Center Drive
    Thousand Oaks, California 91320

  Procter & Gamble Pharmaceuticals, Inc.                  0               5,150,000               14.7% (4)
    One Procter & Gamble Plaza
    Cincinnati, Ohio  45242

---------------------------------------------

(1) Includes 64,550 shares of Class A Stock held in trust for the benefit of Dr. Schleifer's two sons, of which Dr. Schleifer disclaims beneficial ownership. Excludes 32,000 shares of Class A Stock held by the Schleifer Family Foundation, a charitable foundation, of which Dr. Schleifer disclaims beneficial ownership.

(2) Number of shares deemed outstanding includes 35,051,150 shares outstanding as of April 14, 2000 plus 324,000 shares subject to options held by Dr. Schleifer that are currently exercisable or exercisable within sixty days after April 14, 2000.

(3) Number of shares deemed outstanding includes 35,051,150 shares outstanding as of April 14, 2000.

(4) Number of shares deemed outstanding includes 35,051,150 shares outstanding as of April 14, 2000, and does not include a warrant held by Procter & Gamble to purchase 1,450,000 shares of Common Stock.

-------------------------------------------------------------------------------
PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors Proposes the Election of Charles A. Baker, Michael S. Brown, M.D., and George L. Sing for a Term of Three Years.

General

The Board of Directors is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There are currently three Class I Directors, whose terms expire at the 2001 Annual Meeting, three Class II Directors, whose terms expire at the 2002 Annual Meeting, and three Class III Directors, whose terms expire at the 2000 Annual Meeting (in all cases subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

At each annual meeting of shareholders, the successors to directors whose terms expire shall be elected to serve from the time of election and qualification until the third annual meeting following their election and until a successor has been duly elected and qualified. All of the nominees for Class III Directors are currently Class III Directors of the Company. All of these nominees have indicated a willingness to serve if elected, but if any should be unable or unwilling to serve, proxies may be voted for substitute nominees designated by the Board of Directors.

The following table contains information, as of April 14, 2000, with respect to the persons who serve on the Board, including the persons who have been nominated to serve an additional three-year term as directors.

                                                                                                Served as a
                                                                                                Director             Class
   Name                                    Age         Position with the Company                Since                of Dir.
   ----                                    ---         -------------------------                -----                -------
   P. Roy Vagelos, M.D.  (1)               70          Chairman of the Board                    1995                 II
   Leonard S. Schleifer, M.D., Ph.D.       47          Director, Chief Executive Officer,       1988                 I
                                                       and President
   Eric M. Shooter, Ph.D. (1)              76          Director and Member of Scientific        1988                 I
                                                       Advisory Board
   Fred A. Middleton (2)                   50          Director                                 1990                 I
   Joseph L. Goldstein, M.D. (1)           60          Director and Member of Scientific        1991                 II
                                                       Advisory Board
   Alfred G. Gilman, M.D., Ph.D. (1)       58          Director and Member of Scientific        1990                 II
                                                       Advisory Board
   George L. Sing (2)(3)                   51          Director                                 1988                 III
   Charles A. Baker (2)(3)                 67          Director                                 1989                 III
   Michael S. Brown, M.D. (1)              59          Director and Member of Scientific        1991                 III
                                                       Advisory Board

----------------------------------------------------------

      (1)      Member of the Technology Committee.
      (2)      Member of the Audit Committee.
      (3)      Member of the Compensation Committee.

-------------------------------------------------------------------------------

Background of Nominees for Class III Directors

CHARLES A. BAKER, 67, has been a Director of the Company since February 1989. Since December 1989, he has been the Chairman, President, and Chief Executive Officer of The Liposome Company, Inc., a publicly held company. During his career, Mr. Baker served in senior management capacities in various pharmaceutical companies, including the positions of Group Vice President, Squibb Corporation (now Bristol-Myers Squibb) and President, Squibb International. He also held various senior executive positions at Abbott Laboratories and Pfizer, Inc. Mr. Baker is a special limited partner in Sanderling Ventures, which is a shareholder of Regeneron. See "Security Ownership of Management."

MICHAEL S. BROWN, M.D., 59, has been a Director of the Company since June 1991 and a member of the Scientific Advisory Board since January 1988. Dr. Brown is Professor of Medicine and Genetics and the Director of the Center for Genetic Diseases at The University of Texas Southwestern Medical Center at Dallas. He is a member of the National Academy of Sciences. He is a Director of Pfizer, Inc. His scientific contributions in cholesterol and lipid metabolism were made in collaboration with Dr. Joseph L. Goldstein. Drs. Brown and Goldstein jointly received the Nobel Prize for Physiology or Medicine in 1985.

GEORGE L. SING, 51, has been a Director of the Company since January 1988. Since 1998, he has been a Managing Director of Caduceus Capital Partners, a venture capital investment firm in the health care field. From 1993 to 1998, Mr. Sing was a general partner of Zitan Capital Partners, an investment and advisory firm. From February 1990 until February 14, 1991, he served as a consultant to Merrill Lynch Venture Capital Inc. From 1982 to February 1990, Mr. Sing was a Vice President and member of the Board of Directors of Merrill Lynch Venture Capital, Inc., a venture capital firm.

-------------------------------------------------------------------------------
Background of Directors Whose Terms are Continuing

-------------------------------------------------------------------------------
Directors Whose Terms Expire at the 2001 Annual Meeting (Class I)

LEONARD S. SCHLEIFER, M.D., Ph.D., 47, founded the Company in 1988 and has been its President and Chief Executive Officer since its inception and served as Chairman of the Board from 1990 through 1994. In 1992, Dr. Schleifer was appointed Clinical Professor of Neurology at the Cornell University Medical School, and from 1984 to 1988 he was Assistant Professor at the Cornell University Medical School in the Departments of Neurology and Neurobiology. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology. Dr. Schleifer is a member of the Board of Directors of the Biotechnology Industry Organization.

ERIC M. SHOOTER, Ph.D., 76, a co-founder of the Company, has been a Director of the Company and a member of the Scientific Advisory Board since 1988. Dr. Shooter has been a Professor at Stanford University School of Medicine since 1968. He was the founding Chairman of the Department of Neurobiology at Stanford University School of Medicine in 1975 and served as its Chairman until 1987. He is a Fellow of the Royal Society of England, a Fellow of the American Academy of Arts and Sciences, and a Foreign Associate of the Institute of Medicine of the National Academy of Sciences.

FRED A. MIDDLETON, 50, has been a Director of the Company since July 1990. Mr. Middleton is a General Partner of Sanderling Ventures, a venture capital firm he co-founded with Dr. Robert McNeil in December 1987 specializing in early stage biomedical companies. Sanderling Ventures is a shareholder of the Company. See "Security Ownership of Management." Between 1984 and 1987, he was Managing General Partner of Morgan Stanley Ventures and, from 1978 through 1984, was Vice President and Chief Financial Officer of Genentech, Inc., and President, Genentech Development Corporation.

-------------------------------------------------------------------------------
Directors Whose Terms Expire at the 2002 Annual Meeting (Class II)

ALFRED G. GILMAN, M.D., Ph.D., 58, a co-founder of the Company, has been a Director of the Company since July 1990 and a member of the Scientific Advisory Board since 1988. Dr. Gilman has been the Raymond and Ellen Willie Professor of Molecular Neuropharmacology and Chairman of the Department of Pharmacology at The University of Texas Southwestern Medical Center at Dallas since 1981 and was named a Regental Professor in 1995. Dr. Gilman is a member of the National Academy of Sciences. He is the Consulting Editor of "Goodman and Gilman's The Pharmacological Basis of Therapeutics," the leading medical pharmacology textbook. Dr. Gilman received the Nobel Prize for Physiology or Medicine in 1994. Dr. Gilman is a member of the Board of Directors of Eli Lilly & Company.

JOSEPH L. GOLDSTEIN, M.D., 60, has been a Director of the Company since June 1991 and a member of the Scientific Advisory Board since January 1988. Dr. Goldstein has been the Professor of Medicine and Genetics and Chairman of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas for more than five years. Dr. Goldstein is a member of the National Academy of Sciences. Drs. Goldstein and Brown jointly received the Nobel Prize for Physiology or Medicine in 1985.

P. ROY VAGELOS, M.D., 70, has been Chairman of the Board of the Company, and a member of the Scientific Advisory Board since January 1995. He became a part-time employee of Regeneron in January 1999. Prior to joining Regeneron, Dr. Vagelos was Chairman of the Board and Chief Executive Officer of Merck & Co., Inc. He joined Merck in 1975, became a director in 1984, President and Chief Executive Officer in 1985, and Chairman in 1986. Dr. Vagelos retired from all positions with Merck in 1994. Dr. Vagelos is President and Chief Executive Officer and a Trustee of the American School of Classical Studies at Athens. He is also currently a member of the Board of Directors of PepsiCo, Inc., The Prudential Insurance Company of America, and Estee Lauder Companies.

-------------------------------------------------------------------------------
Board Committees

The Company's Board of Directors has an Audit Committee of which Messrs. Baker, Middleton, and Sing are members. The Audit Committee is responsible for reviewing the Company's financial results, the scope and results of audits, and the evaluation of the Company's system of internal controls. It also recommends the appointment of independent accountants. The Audit Committee is comprised of directors who are not officers or employees of Regeneron.

The Board of Directors has a Compensation Committee of which Messrs. Baker and Sing are members. The Compensation Committee has responsibility for administering and approving cash compensation of all corporate officers and of other employees of the Company, and for the administration of the Company's Executive Stock Purchase Plan, 1990 Long-Term Incentive Plan, and 2000 Long-Term Incentive Plan. Members of this committee are directors who are not officers or employees of Regeneron.

The Board of Directors also has a Technology Committee of which Drs. Brown, Gilman, Goldstein, Shooter, and Vagelos are members. The Technology Committee has the responsibility for reviewing the Company's scientific and medical programs and policies. The Technology Committee members are also members of the Regeneron Scientific Advisory Board.

During the last fiscal year, the Board of Directors held five meetings, the Audit Committee held two meetings, the Compensation Committee held three meetings, and the Technology Committee held four meetings. No director attended fewer than 75 percent of the number of Board of Directors meetings and meetings of committees on which he served.

-------------------------------------------------------------------------------
Compensation of Directors

Nonemployee directors receive an annual retainer of $5,000 and a payment of $2,000 for each Board meeting attended in person. No additional retainer is paid for committee service. Directors who are not employees are reimbursed for their actual expenses relating to their attendance at Board of Directors meetings. In 1999 the Company paid Dr. Shooter $15,000, and Drs. Brown, Gilman and Goldstein $22,500 each as members of the Scientific Advisory Board.

Pursuant to the Company's 1990 Long-Term Incentive Plan, which expires in
2000, each member of the Board of Directors who was not at the time of grant an employee of the Company or any subsidiary of the Company (an "Outside Director") received an automatic grant of an option to purchase 10,000 shares of Common Stock with an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. The grant occurred on March 1 of each year prior to the termination of the 1990 Long-Term Incentive Plan. Pursuant to the 2000 Long-Term Incentive Plan (see "Description of Principle Features of the 2000 Long-Term Incentive Plan"), each Outside Director will receive an automatic grant of an option to purchase 15,000 shares of Common Stock on January 1 of each year beginning January 1, 2001. Options so granted under both the 1990 and 2000 Long-Term Incentive Plans are exercisable as to one-third of the shares on the anniversary of the date of grant on each of the three subsequent calendar years, and will expire ten years following the date of grant. If prior to the option's expiration or exercise the grantee ceases to be a voting member of the Board of Directors, then the portion of the option that at that time is not exercisable will expire and the portion of the option, if any, that is exercisable may be exercised during the three months after the director ceases to be a voting member of the Board of Directors.

In accordance with an agreement dated as of January 8, 1995 between Dr. Vagelos and the Company, Dr. Vagelos purchased 600,000 shares of Common Stock for $300,000. He also received an option to purchase up to 285,000 shares of the Company's Common Stock at the fair market value of the Common Stock as of the date of grant, or $3.50 per share. On December 31, 1998, Dr. Vagelos entered into a five-year employment agreement with Regeneron, pursuant to which, effective January 1, 1999, he became a part-time employee. Dr. Vagelos did not become an officer of Regeneron or change his title. His annual compensation as an employee in 1999 was $100,000. In accordance with the employment agreement, the Company in 1999 issued Dr. Vagelos an option, pursuant to the 1990 Long-Term Incentive Plan, to purchase up to 162,500 shares of Regeneron Common Stock at an exercise price of $7.41 per share; the option will vest over five years. In addition, the Company agreed to recommend to the Compensation Committee that Dr. Vagelos be granted additional stock option grants on or about January 1, 2000 through 2004 in the amount of the greater of (a) 125,000 shares or (b) 125% of the highest annual option grant made to an officer of the Company at the time of each respective year's annual grant to officers. On December 20, 1999, the Company issued Dr. Vagelos an option, pursuant to the 1990 Long-Term Incentive Plan, to purchase up to 187,500 shares of Regeneron Common Stock at an exercise price of $8.77 per share; the option will vest over five years. If Dr. Vagelos dies or is disabled while he is employed by Regeneron, all options granted by Regeneron to him will immediately become exercisable at the time of death or disability.

-------------------------------------------------------------------------------
Executive Compensation

Set forth below is information concerning the annual and long-term compensation for services performed during each of the last three fiscal years for Regeneron's Chief Executive Officer and its five other highest-compensated executive officers (the "Named Officers").

Summary Compensation Table

                                              --------------------------------------------------------------------------------
                                                                                                     Long Term
                                                               Annual Compensation                 Compensation
                                                                                                      Awards
                                             ----------------------------------------------------------------------------------

                                                                                      Other        Securities
 Name and                                                                             Annual        Underlying       All Other
Principal Position                           Year        Salary       Bonus       Compensation       Options        Compensation (1)
------------------                           ----        ------       -----       ------------       -------        ------------
Leonard S. Schleifer, M.D., Ph.D.            1999       $430,000      $120,000      $1,640        (4) 250,000          $4,800
  President and Chief                        1998        410,000       100,000       1,640            160,000           4,800
  Executive Officer                          1997        415,077       100,000       1,670             80,000               0

George D. Yancopoulos, M.D., Ph.D.           1999       $320,000             0           0        (4) 200,000          $4,800
  Senior Vice President, Research            1998        299,000             0           0                  0           4,800
  and Chief Scientific Officer               1997        269,448             0           0            130,000               0


Murray A. Goldberg                           1999       $223,000             0           0         (4) 80,000          $4,800
  Vice President, Finance &                  1998        210,000             0           0             30,000           4,800
  Administration, Treasurer, Assistant       1997        192,231             0           0             25,000               0
   Secretary and Chief Financial Officer

Paul Lubetkin (2)                            1999       $212,000             0           0        (4)  50,000               0
  Vice President, General                    1998        200,000             0           0             20,000          $4,800
  Counsel, and Secretary                     1997        196,823             0           0             20,000               0

Randall R. Rupp, Ph. D.                      1999       $209,000             0           0        (4)  70,000          $4,800
  Vice President, Manufacturing and          1998        195,000             0           0             30,000           4,650
  Process Science                            1997        185,885             0           0             20,000               0

Hans-Peter Guler, M.D.  (3)                  1999       $209,000             0           0        (4)  50,000          $4,800
   Vice President,                           1998        165,461             0           0             50,000               0
   Clinical Sciences

------------------

(1) Represents a matching Company contribution under the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan.

(2)   Mr. Lubetkin resigned from his position with the Company in January 2000.

(3)   Dr. Guler joined the Company in April 1998.

(4) In 1999, eligible employees and officers received a stock option grant in January 1999 for performance in 1998 and a stock option grant in December 1999 for performance in 1999. The Company plans to make future performance-based stock option grants in December of each year.

Options

All options to purchase Regeneron Common Stock granted to the Named Officers for 1999 and prior years have been granted under the Company's 1990 Long-Term Incentive Plan. Set forth below is information about grants of options during 1999 to the Named Officers. No Restricted Share Rights, Stock Appreciation Rights, Incentive Stock Rights, or Incentive Unit Rights have been granted by the Company.

Options Granted in Last Fiscal Year

                                                ----------------------------------------------------------------------------------
                                                                                                         Potential Realizable Value
                                                                                                           at Assumed Annual Rates
                                               Number of                                                       of Stock Price
                                              Securities         Percent of                                    Appreciation for
                                             Underlying    Total Options Granted   Exercise                       Option Term
                                                Options        to Employees         Price     Expiration
Name                                        Granted (#)(1)     In Fiscal Year     ($/Share)      Date         5% ($)      10%($)
----                                        -------------- --------------------   ---------   ----------    --------      -------
Leonard S. Schleifer, M.D., Ph.D.                 26,990              1.3%          $7.410       1/04/09      35,283      102,126
                                                  73,010              3.6%          $7.410       1/04/09     340,235      862,221
                                                 150,000              7.3%          $8.770      12/20/09     827,311    2,096,568


George D. Yancopoulos, M.D., Ph.D.                26,991              1.3%          $7.410       1/04/09     125,781      318,754
                                                  73,009              3.6%          $7.410       1/04/09     340,230      862,209
                                                 100,000              4.9%          $8.770      12/20/09     551,541    1,397,712


Murray A. Goldberg                                14,612              0.7%          $7.410       1/04/09      68,094      172,562
                                                  25,388              1.2%          $7.410       1/04/09     118,311      299,823
                                                   4,811              0.2%          $8.770      12/20/09      26,534       67,244
                                                  35,189              1.7%          $8.770      12/20/09     194,081      491,840


Paul Lubetkin                                     18,551              0.9%          $7.410       1/04/09      86,450      219,080
                                                   6,449              0.3%          $7.410       1/04/09      30,053       76,160
                                                   8,244              0.4%          $8.770      12/20/09      45,469      115,227
                                                  16,756              0.8%          $8.770      12/20/09      92,416      234,201


Randall R. Rupp, Ph.D.                            16,149              0.8%          $7.410       1/04/09      75,256      190,714
                                                  13,851              0.7%          $7.410       1/04/09      64,547      163,575
                                                  40,000              2.0%          $8.770      12/20/09     220,616      559,085


Hans-Peter Guler, M.D.                            17,832              0.9%          $7.410       1/04/09      83,099      210,589
                                                   2,168              0.1%          $7.410       1/04/09      10,103       25,603
                                                  30,000              1.5%          $8.770      12/20/09     165,462      419,314

                                         ----------------------------------------------------------------------------------------

      ---------------------

(1) All options granted expire ten years from the date of grant and become exercisable ratably over five years beginning one year from the date of grant. In 1999, eligible employees and officers received a stock option grant in January, 1999 for performance in 1998 and a stock option grant in December, 1999 for performance in 1999. The Company plans to make future performance-based stock option grants in December of each year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

The following table shows information with respect to the Named Officers concerning options exercised during 1999 and the value of stock options held as of the end of 1999.

--------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of Securities           Value of Unexercised
                                         Shares                        Underlying Unexercised              In-the-Money
                                      Acquired on      Value                 Options at                      Options at
Name                                   Exercise (#)  Realized ($)       Fiscal Year-End (#)            Fiscal Year-End ($) (1)
--------------------------------------------------------------------------------------------------------------------------------
                                                                    Exercisable   Unexercisable      Exercisable  Unexercisable
                                                                    -----------   -------------      -----------  -------------
Leonard S. Schleifer, M.D., Ph.D.           0              0            240,000         490,000          101,541      1,837,488

George D. Yancopoulos, M.D., Ph.D.          0              0            404,250         288,000        2,963,252      1,085,580

Murray A. Goldberg                      4,000         15,240             64,000         143,000          265,020        589,020

Paul Lubetkin                               0              0             98,000          86,000          664,070        327,860

Randall R. Rupp, Ph.D.                      0              0            103,500         106,000          807,920        443,620

Hans-Peter Guler, M.D.                      0              0             10,000          90,000           51,820        426,980
--------------------------------------------------------------------------------------------------------------------------------

---------------
 (1) Based on the average of the high and low sales price of the Company's Common Stock on December 31, 1999, as reported on the Nasdaq Stock Market, of $12.62, less the exercise price.

--------------------------------------------------------------------------------
Employment Agreements

On February 12, 1998, the Company entered into an employment agreement with Leonard S. Schleifer, M.D., Ph.D., providing for his employment with the Company through December 31, 2002. During the term of his employment, the Company will pay Dr. Schleifer a base salary of $410,000 (retroactive to January 1, 1998), with such increases as may be determined by the Compensation Committee and approved by the Board of Directors. Under his employment agreement, Dr. Schleifer may participate in all Company benefit and incentive programs. During his employment term, the Company will maintain life insurance on Dr. Schleifer's life in the amount of $1,000,000 payable to beneficiaries designated by Dr. Schleifer. Also under the employment agreement, the Company has agreed that in the event that Dr. Schleifer's employment is terminated other than for cause (as defined in the agreement) or is terminated by Dr. Schleifer for good reason (as defined in the agreement to include specified acts of constructive termination, as well as the first year following a change in control of the Company) (collectively, an "Involuntary Termination"), the Company will pay Dr. Schleifer his base salary for 15 months, continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance for 18 months, and accelerate certain otherwise unexercisable stock options granted to Dr. Schleifer. Upon an Involuntary Termination within three years after a change in control of the Company or within three months prior thereto, the Company will pay Dr. Schleifer an amount equal to two times his base salary in effect, continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance for 24 months, and accelerate certain otherwise unexercisable stock options granted to Dr. Schleifer. Notwithstanding the foregoing, if payments resulting from the change in ownership as defined in Section 280G(b)(2) of the Internal Revenue Code exceed certain thresholds, the amounts and benefits provided under the employment agreement will be automatically reduced to an amount that would not subject Dr. Schleifer to the excise tax under Section 4999 of the Internal Revenue Code or the Company to a loss of deductibility under Section 280G.

On March 6, 2000, the Company entered into an employment agreement with George
D. Yancopoulos, M.D., Ph.D., providing for his employment with the Company through March 5, 2005. During the term of employment, the Company will pay Dr. Yancopoulos an annual base salary of $370,000 with such increases as may be determined by the Compensation Committee and approved by the Board of Directors. Dr. Yancopoulos is also entitled to participate in all Company benefit plans and incentive plans provided to similarly situated executives of the Company. The employment agreement provides that in the event that Dr. Yancopoulos' employment is terminated (i) by the Company without cause, as defined in the employment agreement, (ii) by reason of the executive's death, or (iii) by reason of the executive's disability, as determined in good faith by the Board, Dr. Yancopoulos, or his estate as the case may be, will continue to be paid his base salary and benefits payable under the agreement for the lesser of one year or the remainder of the term of the agreement. Under the employment agreement, Dr. Yancopoulos has agreed that he will not engage in activities which are in competition with the Company for a period of one year following the termination of his active employment with the Company.

For a description of the company's Employment agreement with P. Roy Vagelos, M.D. see "Compensation of Directors".
--------------------------------------------------------------------------------
Compensation Committee
Report on Executive Compensation

The Company's executive compensation program is administered by the Compensation Committee, which is comprised of two directors. Subject to approval by the Board of Directors, the Compensation Committee is responsible for (among other things) determining the compensation package of each executive officer. The Compensation Committee considers the views and recommendations of other directors, including those of Dr. Schleifer, in making decisions regarding the compensation of the Company's executive officers.

The Company's executive compensation program is designed to promote the achievement of the Company's business objectives and, thereby, to maximize long-term corporate performance and shareholder value. The compensation of the executive officers consists of a combination of base salary, bonuses, and long-term stock-based incentives through the Company's Long-Term Incentive Plan. The Compensation Committee believes it is important for stock incentives to constitute a significant portion of the compensation package in order to help align executive and shareholder interests.

In determining the total amount and mixture of the compensation package for each executive officer, including Dr. Schleifer and the other Named Officers, the Compensation Committee and the Board consider numerous factors, the most important of which are (i) the Company's needs and objectives, including attracting, motivating, and retaining key management personnel, (ii) individual performance, including the expected contribution to the Company's objectives of each executive officer, (iii) compensation of persons holding comparable positions, including data obtained from outside studies and proxy materials on the payment of executive officers at comparable companies, as well as the Company's most direct competitors, and (iv) the overall value to each executive of his or her compensation package. No specific numerical weight is given to any of these factors.

The 1999 base salaries of the Named Officers as a group (other than Dr. Schleifer) increased by an average of 6.25 percent over 1998. These increases were made in January 1999 and reflected the Committee's review in late 1998 of individual performance and internal and outside compensation studies of competitive and regional factors.

Dr. Schleifer's 1999 compensation package was based on the same factors as described above for all executive officers pursuant to the Company's executive compensation objectives. In 1999, Dr. Schleifer's base salary increased 4.88 percent over 1998. In addition, the Compensation Committee directed that Dr. Schleifer be paid a bonus of $120,000 in 1999 based on his achievements in 1998. The Compensation Committee considered, among other things, the clinical progress of brain- derived neurotrophic factor and neurotrophin-3 during 1998, the Company's progress in its preclinical programs, including its program aimed at obesity and complications of obesity such a Type II diabetes, and other significant accomplishments that occurred during 1998, including the progress of several important collaborations with corporate partners. These achievements were guided and managed by Dr. Schleifer and the Named Officers.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation over $1 million to the Chief Executive Officer and the other Named Officers unless certain conditions are met. The Company's Chief Executive Officer and the other Named Officers have not received compensation over $1 million.

Charles A. Baker, Chairman
George L. Sing

--------------------------------------------------------------------------------
Certain Relationships and Related Transactions

There is no information required to be disclosed by Item 404 of Regulation S-K under the Securities Act of 1933. This Item requires disclosure of certain transactions between Regeneron or a subsidiary of Regeneron and a director, officer, or holder of five percent of any class of Regeneron voting securities (or any member of the immediate family of the foregoing persons).

-------------------------------------------------------------------------------
Performance Graph

Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of (i) The Nasdaq Pharmaceutical Stocks Index and (ii) The Nasdaq Stock Market (U.S.) Index for the period from December 31, 1994 through December 31, 1999.

                                [OBJECT OMITTED]

                           12/31/94      12/31/95       12/31/96      12/31/97    12/31/98    12/31/99
                          -----------  ------------  -------------  -----------  ----------  ----------
   Regeneron                 $100          $425          $ 521        $288        $234        $425
   Nasdaq Pharm               100           183            184         190         242         452
   Nasdaq-US                  100           141            174         213         300         542

The above graph assumes $100 investments on December 31, 1994 in the Company's Common Stock, The Nasdaq Pharmaceutical Stocks Index, and The Nasdaq Stock Market (U.S.) Index, with all dividends reinvested.

--------------------------------------------------------------------------------

Officers of the Registrant

All officers of the Company are appointed annually and serve at the pleasure of the Board of Directors. The names, positions, ages, and background of the Company's senior managers, are set forth below:

LEONARD S. SCHLEIFER, M.D., Ph.D., 47, founded the Company in 1988 and has been its President and Chief Executive Officer since its inception and served as Chairman of the Board from 1990 through 1994. In 1992, Dr. Schleifer was appointed Clinical Professor of Neurology at the Cornell University Medical School, and from 1984 to 1988 he was Assistant Professor at the Cornell University Medical School in the Departments of Neurology and Neurobiology. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology. Dr. Schleifer is a member of the Board of Directors of the Biotechnology Industry Organization.

GEORGE D. YANCOPOULOS, M.D., Ph.D., 40, has been Senior Vice President, Research since June 1997 and Chief Scientific Officer since January 1998. Dr. Yancopoulos was Vice President, Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992 and Senior Staff Scientist from March 1989 to January 1991. He received his Ph.D. in Biochemistry and Molecular Biophysics and his M.D. from Columbia University.

JESSE M. CEDARBAUM, M.D., 48, has been Vice President, Clinical Affairs since January 1993, and was Program Director of Clinical Affairs of the Company from July 1990 until December 1992. He was Associate Professor of Neurology and Neuroscience at Cornell University Medical College and director of the Parkinson and Movement Disorders Clinics, New York Hospital and The Burke Rehabilitation Center from 1983 to 1990 and is currently Clinical Associate Professor of Neurology at Mt. Sinai Medical School in New York. Dr. Cedarbaum is a board certified neurologist. Dr. Cedarbaum received his M.D. from the Yale University School of Medicine.

MURRAY A. GOLDBERG, 55, has been Vice President, Finance & Administration, Treasurer, and Chief Financial Officer since March 1995, and Assistant Secretary since January 2000. Prior to joining the Company, Mr. Goldberg was Vice President, Finance, Treasurer, and Chief Financial Officer of PharmaGenics, Inc. from February 1991 and a Director of that company from May 1991. From 1987 to 1990, Mr. Goldberg was Managing Director, Structured Finance Group at the Chase Manhattan Bank, N.A. and from 1973 to 1987 he served in various managerial positions in finance and corporate development at American Cyanamid Company.

HANS-PETER GULER, M.D., 51, has been Vice President, Clinical Sciences since April 1998. From 1994 until joining the Company, Dr. Guler was employed by Chiron Corporation, most recently as Senior Director of Clinical Development. From 1989 to 1994, he was Associate Director of Drug Development in the Pharmaceuticals Divisions of CIBA-GEIGY Corporation. Dr. Guler received his M.D. from the University of Zurich.

STEPHEN L. HOLST, 58, has been Vice President, Quality Assurance and Regulatory Affairs since October 1997. From 1993 until October 1997, Mr. Holst was employed by Novo Nordisk A/S, most recently as Senior Regulatory Officer and Responsible Head of its worldwide Health Care group. From 1990 to 1993, he was Director of Regeneron's Regulatory Affairs and Quality Assurance groups.

RICHARD X. HORNE, 49, has been Staff Vice President, Human Resources since August 1998. Immediately prior to joining Regeneron, he was Vice President, Human Resources at Braintree Hospital in Braintree, MA, serving in that capacity since 1990. Mr. Horne also was a member of the Board of Directors of The Rehabilitation Hospital of Rhode Island in North Smithfield, RI from October 1997 until April 1998.

WILLIAM G. ROBERTS, M.D., 42, has been Vice President, Regulatory Development since May 1999. From 1993 until joining the Company, Dr. Roberts was employed by Merck & Co., Inc., as Associate Director, Gastroenterology Clinical Research and, subsequently, Director, Regulatory Affairs. He received his M.D. from the Columbia University College of Physicians & Surgeons.

RANDALL G. RUPP, Ph.D., 53, has been Vice President, Manufacturing and Process Science since January 1992, and was Director of Manufacturing from July 1991 until December 1992. He received his Ph.D. in Biomedical Sciences from the University of Texas, M.D. Anderson Hospital and Tumor Institution, Houston.

JOSEPH M. SORRENTINO, Ph.D., 48, has been Vice President, Intellectual Property since September 1999. Immediately before joining the Company, he was Vice President and Counsel (Biotechnology Patents) at Bristol-Meyers Squibb Co., which he joined in 1990. Dr. Sorrentino received his Ph.D. in Biochemistry from the University of Texas and his J.D. from the University of Arizona.

NEIL STAHL, Ph.D., 43 , has been Vice President, Preclinical Development and Biomolecular Science since January 2000. He joined us in 1991. Before becoming Vice President, Biomolecular Science in July 1997, Dr. Stahl was Director, Cytokines and Signal Transduction. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.

DAVID VALENZUELA, Ph.D., 49, has been Vice President, Genomics and Bioinformatics since January 1998. Dr. Valenzuela joined us in 1990. He received his Ph.D. in Molecular Biology from the Albert Einstein College of Medicine, Yeshiva University.

DOUGLAS S. McCORKLE, 43, has been Controller since May 1998 and Assistant Treasurer since June 1998. Before joining the Company, Mr. McCorkle was the Controller at Intergen Company from January 1997. He was a Manager from 1995 to 1996, Senior Associate from 1992 to 1995, and Associate from 1990 to 1991, with PricewaterhouseCoopers LLP.

BEVERLY C. DUBS, 45, has been Administrative Controller since May 1998 and Assistant Treasurer since August 1990. Ms. Dubs has served in various finance and administration capacities at Regeneron since 1989.

-------------------------------------------------------------------------------
PROPOSAL NO. 2: APPROVAL OF THE REGENERON PHARMACEUTICALS, INC. 2000 LONG-TERM INCENTIVE PLAN

The Board of Directors Unanimously Recommends a Vote FOR the Approval of the Adoption of the Regeneron Pharmaceuticals, Inc. 2000 Long-Term Incentive Plan.

On April 25, 2000, the Board of Directors adopted a new long-term incentive plan, the Regeneron Pharmaceuticals, Inc. 2000 Long-Term Incentive Plan (the "2000 Plan"), subject to shareholder approval. The 2000 Plan is intended to replace the Regeneron Pharmaceuticals, Inc. 1990 Long-Term Incentive Plan, which will expire during the year 2000 by its terms. The 2000 Plan is also intended to qualify for the performance-based exclusion from the deduction limitation of
Section 162(m) of the Internal Revenue Code

(see "Compensation Committee Report on Executive Compensation" for a description of Section 162(m)). One requirement of such exclusion is that an option plan contain, and shareholders approve, a maximum number of shares that may be awarded to any eligible employee. As indicated below under "Description of Principal Features of the 2000 Long-Term Incentive Plan," no more than 1,000,000 shares may be subject to any award made to an eligible employee under the 2000 Plan (1,500,000 shares in an employee's initial year of employment).

The Board believes that shareholder approval of the 2000 Plan is necessary in order for the Company to (i) continue to meet its objective of securing, motivating and retaining qualified officers and employees, and of compensating Nonemployee directors, and (ii) permit the qualification of the 2000 Plan for the performance-based exclusion under Section 162(m). The principal features of the 2000 Plan are described below. The full text of the 2000 Plan is attached to this Proxy Statement as Exhibit A.

Description of Principal Features of the 2000 Plan

The 2000 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Each member of the Committee is a "nonemployee director" (within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended) and an "outside director" (within the meaning of Section 162(m) of the Internal Revenue Code).

The 2000 Plan may be amended by the Board of Directors, subject to shareholder approval where necessary to satisfy certain regulatory requirements. The 2000 Plan will terminate not later than the close of business on April 24, 2010. However, awards granted before the termination of the 2000 Plan may extend beyond that date in accordance with their terms.

There are generally four types of awards that may be granted under the 2000
Plan: Stock Options (including both incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code and nonqualified stock options ("NQSOs"), which are options that do not qualify as ISOs), Restricted Stock, Phantom Stock, and Stock Bonus awards. In addition, the Committee in its discretion may make other awards valued in whole or in part by reference to, or otherwise based on, Common Stock.

There are reserved for issuance under the 2000 Plan a total of 6,000,000 shares of Common Stock, generally subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, subdivision reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event. The maximum number of shares of Common Stock that may be the subject of awards to a participant in any year is 1,000,000, except that such number is 1,500,000 with respect to an employee's initial year of employment with the Company.

Officers of the Company, including the Named Officers, employees, consultants and Nonemployee directors of the Company are eligible to receive awards under the 2000 Plan in the discretion of the Committee. To date, subject to shareholder approval, one award in respect of 333,000 shares has been granted under the 2000 Plan.

Awards will become exercisable or otherwise vest at the times and upon the conditions that the Committee may determine, as reflected in the applicable award agreement. The Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it, in its sole discretion, deems appropriate (for instance, upon a "Change in Control" of the Company, as defined in the 2000 Plan). Because awards under the 2000 Plan are discretionary (other than annual grants to Nonemployee directors described under "Nonemployee Director Awards" below), it is not possible to determine the size of future awards.

Grants of stock options that were made to the Named Officers during the last fiscal year (under the 1990 Long-Term Incentive Plan) are set forth above. During the last fiscal year, stock options were granted as follows: to all executive officers as a group, 1,352,000 and to all employees other than executive officers, 690,345.

As of December 31, 1999, stock options in respect of 5,821,796 shares were held by 470 employees and nonemployee service providers under the 1990 Long-Term Incentive Plan at option prices averaging $8.29 per share and expiring during the period from January 2001 to December 2009. No restricted stock grants, phantom stock grants, or stock bonus awards are outstanding under the 2000 Plan, which is subject to shareholder approval. The market price per share of Common Stock on April 14, 2000 was approximately $18.22.

Stock Options. Options entitle the holder to purchase shares of Common Stock during a specified period at a purchase price specified by the Committee (but in the case of an ISO, at a price not less than 100% of the fair market value of the Common Stock on the day the ISO is granted). Each Option granted under the Plan will be exercisable for a period of 10 years from the date of grant, or such lesser period as the Committee shall determine. Options may be exercised in whole or in part, by the payment of cash of the full option price of the shares purchased, by tendering shares of Common Stock with a fair market value equal to the option price of the shares purchased, or by other methods in the discretion of the Committee. The 2000 Plan provides that, unless otherwise determined by the Committee, an Option shall vest with respect to 20% of the Option on the first anniversary of the date of grant and with respect to an additional 20% on each of the next four anniversaries thereof. Options that are exercisable as of the date of a participant's termination of service with the Company may be exercised after such date for the period set forth in the Option agreement or as otherwise determined by the Committee. In the event of the death of a participant, any unexercisable Options held by such participant shall become fully exercisable by the participant's heirs or personal representatives. Options held by a participant upon termination from the Company's service for "Cause" (as defined in the 2000 Plan) shall immediately expire (whether or not then exercisable). The Committee may provide that a participant who delivers shares of Common Stock to exercise an Option will automatically be granted new Options for the number of shares delivered to exercise the Option ("Reload Options"). Reload Options will be subject to the same terms and conditions as the related Option (except that the exercise price generally will be the fair market value of the Common Stock on the date the Reload Option is granted).

Restricted Stock. Restricted Stock awards consist of a grant of shares of restricted Common Stock. The Committee may determine the price, if any, to be paid by a participant for each share of Restricted Stock subject to an award. A holder of Restricted Stock may vote and, if the participant remains in the service of the Company throughout the "Restricted Period" as defined in the 2000 Plan (the "Restricted Period"), he or she may generally receive all dividends on all such shares. However, such holder may not transfer such shares during the Restricted Period. If for any reason during the Restricted Period a holder of Restricted Stock ceases to be in the service of the Company, the holder may (and if the termination is on account of "Cause" as defined in the 2000 Plan, shall) be required to transfer to the Company such Restricted Stock together with any dividends paid thereon. Consistent with Section 162(m) of the Internal Revenue Code, the 2000 Plan provides that (i) restrictions on Restricted Stock may, in the sole discretion of the Committee, lapse upon the achievement of certain preestablished performance goals based upon the criteria described below, and
(ii) the maximum number of such performance based Restricted Stock awards that may be granted to an employee in any year is 200,000.

The 2000 Plan provides that performance goals will be based on one or more of the following criteria: (1) return on total shareholder equity; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) revenues; (6) return on assets; (7) market share; (8) cost reduction goals; (9) any combination of, or a specified increase in, any of the foregoing; (10) the achievement of certain target levels of discovery and/or development of products, including, without limitation, the regulatory approval of new products; (11) the achievement of certain target levels of sales of new products or licensing in or out of new drugs; (12) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions; and (13) such other criteria as the shareholders of the Company may approve. In addition, such performance goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Internal Revenue Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify, or amend the aforementioned business criteria.

Phantom Stock. A Phantom Stock award is an award of the right to receive cash or Common Stock at a future date, subject to such restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including without limitation a specified period of employment or the satisfaction of the performance goals described above), in such installments, or otherwise, as the Committee may determine. The grant of a Phantom Stock award shall not reduce the number of shares of Common Stock with respect to which awards may be granted under the 2000 Plan.

Stock Bonus. If the Committee grants a Stock Bonus award, a certificate for the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the participant to whom such grant was made and delivered to the participant as soon as practicable after the date on which such Stock Bonus is payable.

Nonemployee Director Awards. On January 1 of each calendar year, each then serving nonemployee director of the Company will be granted a NQSO to purchase 15,000 shares of Common Stock at the fair market value of such shares at the time of grant; such NQSOs shall become exercisable as to 33-1/3% of the shares covered thereby on each of the first, second, and third anniversaries of the date of grant, and shall expire (if not earlier terminated) on the tenth anniversary of the date of grant. An additional automatic grant in respect of 5,000 shares of Common Stock will be made to each then serving nonemployee director on the date that the 2000 Plan is approved by shareholders.

Certain Federal Income Tax Consequences

Set forth below is a discussion of certain federal income tax consequences with respect to Options that may be granted pursuant to the 2000 Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences of participation in the 2000 Plan.

Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an incentive stock option, within the meaning of
Section 422 of the Code. If shares of Common Stock are issued to a participant ("Option Shares") pursuant to the exercise of an ISO granted under the Plan and the participant does not dispose of the Option Shares within the two-year period after the date of grant or within one year after the receipt of such Option Shares by the participant (a "disqualifying disposition"), then, generally (i) the participant will not realize ordinary income upon exercise and (ii) upon sale of such Option Shares, any amount realized in excess of the exercise price paid for the Option Shares will be taxed to such participant as capital gain (or loss). Long-term capital gain of a participant is generally subject to a maximum tax rate of 20% in respect of property held for more than one year. The amount by which the fair market value of the Common Stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant's "alternative minimum taxable income."

If Option Shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the Option Shares at the time of exercise (or, if less, the amount realized on the disposition of the Option Shares), over the exercise price paid for the Option Shares.

Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as an NQSO as discussed below.

Nonqualified Stock Options. In general, no taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Option Shares at the time of exercise over the exercise price paid for the Option Shares.

In the event of a subsequent sale of Option Shares received upon the exercise of an NQSO, any appreciation or depreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the Option Shares over the participant's basis in such Option Shares. The participant's basis in the Option Shares will generally equal the amount paid for the Option Shares plus the amount included in ordinary income by the participant upon exercise of the nonqualified option described in the immediately preceding paragraph.

-------------------------------------------------------------------------------
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors Unanimously Recommends a Vote FOR the Approval of PricewaterhouseCoopers LLP.

The Board of Directors, at the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000. This appointment is subject to the approval of the Company's shareholders. Accordingly, the following resolution will be offered at the Annual Meeting:

"RESOLVED, that the appointment, by the Board of Directors of Regeneron Pharmaceuticals, Inc., of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year ending December 31, 2000 is hereby approved."

PricewaterhouseCoopers LLP has been the Company's independent accountants for the past eleven years and has advised the Company that it will have in attendance at the Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the Annual Meeting.

Proxies solicited by management will be voted "FOR" ratification of the selection of PricewaterhouseCoopers LLP as independent accountants unless shareholders indicate in their proxies their desire to have their shares voted "AGAINST" such ratification.

-------------------------------------------------------------------------------
Other Matters

The Board of Directors of the Company does not intend to present any other items of business and knows of no other items of business that are likely to be brought before the Annual Meeting, except those set forth in the accompanying Notice of the Annual Meeting of Shareholders. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy on such matters in accordance with their best judgment.

-------------------------------------------------------------------------------
Shareholder Proposals for 2001
Annual Meeting of Shareholders

A shareholder wishing to present a proposal at the 2001 Annual Meeting of Shareholders must submit the proposal in writing and be received by the Company at its principal executive offices (777 Old Saw Mill River Road, Tarrytown, New York 10591) by January 5, 2001 in order for such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

-------------------------------------------------------------------------------
Cost of Solicitation

This solicitation is made on behalf of the Board of Directors of the Company. The cost of solicitation of proxies in the accompanying form will be paid by the Company. The Company will also, pursuant to regulations of the Securities and Exchange Commission, make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to solicitation by use of the mails, certain directors, officers, and employees of the Company may solicit the return of proxies by telephone, telegram, or personal interviews.

By Order of the Board of Directors,

Murray A. Goldberg
Assistant Secretary
Tarrytown, New York
May 8, 2000

                                                                      Exhibit A

                         REGENERON PHARMACEUTICALS, INC.
                          2000 LONG-TERM INCENTIVE PLAN

1.    Purpose; Establishment

      The Regeneron Pharmaceuticals, Inc. 2000 Long-Term Incentive Plan (the "Plan") is intended to promote the interests of the Company (as defined below) and its shareholders by providing officers and other employees of the Company (including directors who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; to compensate the Company's Nonemployee directors and provide incentives to such Nonemployee directors that are directly linked to increases in stock value; and to reward the performance of individual officers, other employees, consultants and Nonemployee directors in fulfilling their personal responsibilities for long-range achievements.

      The Plan was adopted and approved by the Board of Directors (defined below) on April 25, 2000 and shall become effective as of such date, subject to the approval of the shareholders of the Company.

2.    Definitions

      As used in the Plan, the following definitions apply to the terms indicated below:

      (a)   "Affiliate" means any entity if, at the time of granting of an Award
            (A) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (B) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

      (b) "Agreement" shall mean the written agreement between the Company and a Participant evidencing an Award.

      (c) "Award" shall mean any Option, Restricted Stock, Phantom Stock, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

      (d) "Board of Directors" shall mean the Board of Directors of Regeneron Pharmaceuticals, Inc.

      (e) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

            (1) any Person is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 20% or more of the Company's then outstanding securities, excluding any Person who is an officer or director of the Company or who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (3) below; or

            (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

            (3) there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
                  (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

            (4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

      (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

      (g) "Committee" shall mean, at the discretion of the Board of Directors, the full Board of Directors or a committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is an "outside director" within the meaning of Section 162(m) of the Code and a "Nonemployee director" within the meaning of Rule 16b-3.

      (h) "Company" shall mean Regeneron Pharmaceuticals, Inc., a New York corporation, and, where appropriate, each of its Affiliates.

      (i) "Company Stock" shall mean the common stock of the Company, par value $.001 per share.

      (j) "Covered Employee" shall have the meaning set forth in Section 162(m) of the Code.

      (k)   "Effective Date" shall mean April 25, 2000.

      (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (m) The "Fair Market Value" of a share of Company Stock, as of a date of determination, shall mean (1) the average of the high and low sales price per share of Company Stock on the national securities exchange or national market system on which such stock is principally traded on such date or, if such date is not a trading day, on the last preceding date on which there was a sale of such stock on such exchange, or (2) if the shares of Company Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith.

      (n) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

      (o) "Nonemployee Director" shall mean a member of the Board of Directors who is not an employee of the Company.

      (p) "Nonqualified Stock Option" shall mean an Option other than an Incentive Stock Option.

      (q) "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 (or, with respect to a Nonemployee Director, pursuant to Section 12 hereof).

      (r) "Other Award" shall mean an award granted pursuant to Section 11 hereof.

      (s) "Participant" shall mean an employee or consultant of the Company to whom an Award is granted pursuant to the Plan, or upon the death of the employee or consultant, his or her successors, heirs, executors and administrators, as the case may be.

      (t) "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company,
            (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or
            (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

      (u) "Phantom Stock" shall mean the right, granted pursuant to Section 9, to receive in cash or shares the Fair Market Value of a share of Company Stock.

      (v) "Reload Option" shall mean a Nonqualified Stock Option granted pursuant to Section 7(c)(5).

      (w) "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Section 8(d).

      (x) "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

      (y) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

      (z) "Stock Bonus" shall mean a bonus payable in shares of Company Stock granted pursuant to Section 10.

      (aa) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

      (bb) "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

3.    Stock Subject to the Plan

      (a)   Shares Available for Awards

            The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 6,000,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company's treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. The grant of Phantom Stock shall not reduce the number of shares of Company Stock with respect to which Awards may be granted pursuant to the Plan.

      (b)   Individual Limitation

            To the extent required by Section 162(m) of the Code, the total number of shares of Company Stock subject to Awards (including Awards which may be payable in cash but denominated as shares of Company Stock, i.e., Phantom Stock), awarded to any employee shall not exceed 1,500,000 shares during any tax year of the Company in which the employee first becomes employed by the Company or a Subsidiary, or 1,000,000 shares in any other tax year of the Company (in each case subject to adjustment as provided herein). In addition, for any tax year of the Company, the maximum number of shares of Restricted Stock that may be granted to a Covered Employee for which the lapse of the restrictions of Section 8(d) is subject to the attainment of preestablished performance goals in accordance with Section 8(j) shall not exceed 200,000 (subject to adjustment as provided herein).

      (c)   Adjustment for Change in Capitalization

            In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, unless the Committee determines that it is otherwise inappropriate, (1) the number and kind of shares of Company Stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the maximum number of shares subject to Awards which may be awarded to any employee during any tax year of the Company shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants and Nonemployee Directors without change in the aggregate purchase price; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

      (d)   Adjustment for Change or Exchange of Shares for Other Consideration

            In the event the outstanding shares of Company Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, merger, consolidation, combination or similar transaction ("Transaction"), then, unless otherwise determined by the Committee in its sole and absolute discretion, (1) each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Company Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such transaction is not the same for each outstanding share, then the kind or amount of capital stock or cash, securities or other property for which the Option shall thereafter become exercisable (or the other Award shall thereafter represent) shall be the kind and amount so receivable per share by a plurality of the shares of Company Stock, and provided further that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option, and (2) each Award that is not an Option and that is not automatically changed in connection with the Transaction shall represent the number and/or kind of shares of capital stock, and/or the amount of cash, securities or other property so distributed, into which the number of shares of Company Stock covered by the Award would have been changed or exchanged had they been held by a shareholder of the Company.

      (e)   Reuse of Shares

            The following shares of Company Stock shall again become available for Awards: (1) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever and any shares of Restricted Stock forfeited, and (2) any previously owned or withheld shares of Company Stock obtained by the Participant pursuant to an Option exercise and received by the Company in exchange for Option shares upon a Participant's exercise of an Option, as permitted under
            Section 7(c)(3) hereof.

4.    Administration of the Plan

      The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

      The Committee may, in its sole and absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (b) accelerate the Vesting Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock or other Award or otherwise adjust any of the terms applicable to any such Award.

5.    Eligibility

      The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of the Company) and Nonemployee service providers and consultants, in each case as the Committee shall select from time to time. Nonqualified Stock Options shall be granted to Nonemployee Directors in accordance with the provisions of Section 12 hereof. The grant of an Award hereunder in any year to any employee, service provider or consultant shall not entitle such person to a grant of an Award in any future year.

6.    Awards Under the Plan; Agreement

      The Committee may grant Options, shares of Restricted Stock, shares of Phantom Stock, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Nonqualified Stock Options shall be granted to Nonemployee Directors in accordance with Section 12 hereof.

      Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable which are not in conflict with the terms of the Plan. By accepting an Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.    Options

      (a)   Identification of Options

            Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

      (b)   Exercise Price

            Each Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the Option. The option exercise price per share shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, the option exercise price shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

      (c)   Term and Exercise of Options

            (1) Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to 20% of the shares covered thereby on each of the first, second, third, fourth, and fifth anniversaries of the date of grant. The Committee shall determine the expiration date of each Option; provided, however, that no Incentive Stock Option shall be exercisable more than ten (10) years after the date of grant.

            (2) To the extent that an Option to purchase shares is not exercised by a Participant when it becomes initially exercisable, it shall not expire but carry forward and shall be exercisable until its expiration or as provided by Section 7(e) hereof. If any Option is exercisable in the amount of one hundred (100) or more full shares of Company Stock, the Company shall not be obligated to permit the partial exercise of such exercisable Option for less than one hundred (100) full shares.

            (3) An Option shall be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier's check or wire transfer; (B) in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (C) by any such other methods as the Committee may from time to time authorize. In the case of a Participant or Nonemployee Director who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

            (4) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant, Nonemployee Director or other person entitled to receive such shares, and delivered to the Participant, Nonemployee Director or such other person as soon as practicable following the effective date on which the Option is exercised.

            (5) The Committee shall have the authority to specify, at the time of grant or, with respect to Nonqualified Stock Options, at or after the time of grant, that a Participant shall be granted a new Nonqualified Stock Option (a "Reload Option") for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or a part of an Option in the manner described in Section 7(c)(3)(B) above, subject to the availability of shares of Company Stock under the Plan at the time of such exercise. Reload Options shall be subject to such conditions as may be specified by the Committee in its discretion, subject to the terms of the Plan.

      (d)   Limitations on Incentive Stock Options

            (1) The exercise price per share of Company Stock deliverable upon the exercise of an Incentive Stock Option shall be not less than the Fair Market Value of a share of Company Stock on the date of grant.

            (2) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

            (3) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted, and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

      (e)   Effect of Termination of Employment

            (1) In the event that the employment of a Participant with the Company shall terminate for any reason other than (A) Cause, as defined in the Agreement, or (B) death, the Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable for such period as may be provided in the Agreement (or as may be provided by the Committee), but in no event following the expiration of its term. The treatment of any Option that remains unexercisable as of the date of termination shall be as set forth in the Agreement (or as may be otherwise determined by the Committee).

            (2) In the event that the employment of a Participant with the Company shall terminate on account of the death of the Participant, all Options granted to such Participant that remain outstanding as of the date of death, shall become fully exercisable and shall remain exercisable by the Participant's legal representatives, heirs or legatees for such period as may be provided in the Agreement (or as otherwise may be determined by the Committee), but in no event following the expiration of its term. Cessation of active employment or service due to commencement of long-term disability as determined by the Committee shall not be deemed to constitute a termination of employment or service for purposes of the Plan, and during the continuance of such long-term disability the individual shall be deemed to continue active employment or service with the Company; provided, however, that the Committee may in its sole discretion determine that a Participant's long-term disability constitutes a permanent disability and may deem such permanent disability to be a termination of employment or service for any or all purposes under this Plan.

            (3) In the event of the termination of a Participant's employment for Cause, as defined in the Agreement, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

      (f)   Acceleration of Exercise Date Upon Change in Control

            The Committee in its sole and absolute discretion may provide, either at the time of grant as provided in the Agreement or thereafter, that upon the occurrence of a Change in Control, an Option granted under the Plan and outstanding at such time shall (1) become immediately exercisable in whole or in part (in which case the Committee shall determine the period during which such Option shall remain exercisable), and/or (2) be canceled in exchange for the right to receive property equivalent in value to such Option, as determined by the Committee.

      (g)   Leave of Absence

            In the case of any Participant on an approved leave of absence, the Committee may make such provision respecting the continuance of the Option while in the employ or service of the Company as it may deem equitable, except that in no event may an Option be exercised after its expiration.

8.    Restricted Stock

      (a)   Price

            At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

      (b)   Vesting Date

            At the time of the grant of shares of Restricted Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(h), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 8(d) shall lapse.

      (c)   Conditions to Vesting

            At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

      (d)   Restrictions on Transfer Prior to Vesting

            Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

      (e)   Dividends on Restricted Stock

            The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

      (f)   Issuance of Certificates

            (1) Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of or for the account of the Participant to whom such shares were granted, evidencing such shares. Each such stock certificate shall bear the following legend:

                        The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Regeneron Pharmaceuticals, Inc. 2000 Long Term Incentive Plan and an Agreement entered into between the registered owner of such shares and the Company. A copy of the Plan and Agreement is on file in the office of the Secretary of the Company, 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707.

                  Such legend shall not be removed until such shares vest pursuant to the terms hereof.

            (2) Each certificate issued pursuant to this Section 8(f), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

      (g)   Consequences of Vesting

            Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(d) shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 8(f).

      (h)   Effect of Termination of Employment

            (1) Except as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee's amendment authority pursuant to Section 4, upon the termination of a Participant's employment for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company; provided that if the Committee, in its sole and absolute discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

            (2) In the event of the termination of a Participant's employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends paid on such shares, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares.

      (i)   Effect of Change in Control

            The Committee in its sole and absolute discretion may provide, either at the time of grant or thereafter, that upon the occurrence of a Change in Control, shares of Restricted Stock which have not theretofore vested shall immediately vest in whole or in part and all restrictions on such shares shall immediately lapse in whole or in part.

      (j)   Special Provisions Regarding Awards

            Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 8 to Covered Employees may be based on the attainment by the Company of performance goals pre-established by the Committee, based on one or more of the following criteria (in each case, as determined in accordance with generally accepted accounting principles): (1) return on total shareholder equity; (2) earnings per share of Company Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) revenues;
            (6) return on assets; (7) market share; (8) cost reduction goals;
            (9) any combination of, or a specified increase in, any of the foregoing; (10) the achievement of certain target levels of discovery and/or development of products, including, without limitation, the regulatory approval of new products; (11) the achievement of certain target levels of sales of new products or licensing in or out of new drugs; (12) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions; and (13) such other criteria as the shareholders of the Company may approve. In addition, such performance goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria. Such shares of Restricted Stock shall be released from restrictions only after the attainment of such performance measures has been certified by the Committee.

9.    Phantom Stock

      (a)   Vesting Date

            At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 9(c) are satisfied, and except as provided in
            Section 9(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

      (b)   Benefit Upon Vesting

            Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive, within thirty (30) days of the date on which such share vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests, and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

      (c)   Conditions to Vesting

            At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, to be contained in the Agreement.

      (d)   Effect of Termination of Employment

            Except as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee's amendment authority pursuant to Section 4, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant's termination of employment for any reason.

      (e)   Effect of Change in Control

            The Committee in its sole and absolute discretion may provide, either at the time of grant or thereafter, that upon the occurrence of a Change in Control, outstanding shares of Phantom Stock which have not theretofore vested shall immediately vest in whole or in part and payment in respect of such vested shares shall be made in accordance with the terms of this Plan.

      (f)   Special Provisions Regarding Awards

            Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 9 to Covered Employees may be based on the attainment by the Company of one or more of the performance criteria set forth in Section 8(j) hereof, in each case, as determined in accordance with generally accepted accounting principles. No payment in respect of any such Phantom Stock award shall be paid to a Covered Employee until the attainment of the respective performance measures have been certified by the Committee.

10.   Stock Bonuses

      In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. Covered Employees shall be eligible to receive Stock Bonus grants hereunder only after a determination of eligibility is made by the Committee, in its sole discretion.

11.   Other Awards

      Other forms of Awards ("Other Awards") valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

12.   Nonemployee Director Formula Stock Options

      The provisions of this Section 12 shall apply only to grants of Nonqualified Stock Options to Nonemployee Directors.

      (a)   General

            Nonemployee Directors shall receive Nonqualified Stock Options under the Plan. The exercise price per share of Company Stock purchasable pursuant to a Nonqualified Stock Option granted to a Nonemployee Director shall be the Fair Market Value of a share of Company Stock on the date of grant.

      (b)   Timing of Grant

            On January 1 of each calendar year, each then serving Nonemployee Director shall be automatically granted a Nonqualified Stock Option to purchase 15,000 shares of Company Stock. In addition, on the date that shareholders approve this Plan, each then Nonemployee Director shall be automatically granted a Nonqualified Stock Option to purchase 5,000 shares of Company Stock.

      (c)   Method and Time of Payment

            Each Nonqualified Stock Option granted under this Section 12 shall be exercised in the manner described in Section 7(c)(3).

      (d)   Term and Exercisability

            Each Nonqualified Stock Option granted under this Section 12 shall
            (1) become cumulatively exercisable as to 33-1/3% of the shares covered thereby on each of the first, second and third anniversaries of the date that the Nonqualified Stock Option is granted and (2) expire ten years from the date of grant. The exercisability of each Nonqualified Stock Option granted to a Nonemployee Director shall be subject to an acceleration of exercisability upon a Change in Control as described in Section 7(f).

      (e)   Termination

            Except as the Committee in its sole and absolute discretion may otherwise provide in an applicable Agreement, and subject to the Committee's amendment authority pursuant to Section 4, in the event of the termination of a Nonemployee Director's service with the Company other than for Cause, as defined in the Agreement, any outstanding Nonqualified Stock Option held by such Nonemployee Director under this Section 12, to the extent that it is exercisable on the date of such termination, may be exercised by such Nonemployee Director (or, if applicable, by his or her executors, administrator, legatees or distributees) during such period as may be provided in the Agreement (or as may be otherwise determined by the Committee) but in no event following the expiration of such Nonqualified Stock Option, and the remainder of the Nonqualified Stock Option which is not exercisable on the date of such termination, shall expire at the commencement of business on the date of such termination. In the event of the termination of a Nonemployee Director's service with the Company for Cause, as defined in the Agreement, all outstanding Nonqualified Stock Options granted to such Nonemployee Director shall expire at the commencement of business on the date of such termination. For purposes of the Plan, any termination of a Nonemployee Director's service with the Company shall not be deemed to occur if the Nonemployee Director continues to serve as consultant, employee or in any other capacity.

13.   Rights as a Shareholder

      No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14.   No Employment Rights; No Right to Award

      Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

      No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

15.   Securities Matters

      (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

      (b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16.   Withholding Taxes

      Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

      Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

17.   Notification of Election Under Section 83(b) of the Code

      If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten
(10) days of filing notice of the election with the Internal Revenue Service.

18.   Notification Upon Disqualifying Disposition Under Section 421(b) of the
      Code

      Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

19.   Amendment or Termination of the Plan

      The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall be required if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law. Awards may be granted under the Plan prior to the receipt of such shareholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Award.

20.   Transferability

      Upon the death of a Participant or Nonemployee Director, outstanding Awards granted to such Participant or Nonemployee Director may be exercised only by the executor or administrator of the Participant's or Nonemployee Director's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant or Nonemployee Director and to be bound by the acknowledgments made by the Participant or Nonemployee Director in connection with the grant of the Award.

      During the lifetime of a Participant or Nonemployee Director, the Committee may, in its sole and absolute discretion, permit the transfer of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant or Nonemployee Director may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family (including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners) or to other persons or entities approved by the Committee; provided, however, that no such transfer by any Participant or Nonemployee Director may be made in exchange for consideration.

21.   Expenses and Receipts

      The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award shall be used for general corporate purposes.

22.   Failure to Comply

      In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant or Nonemployee Director (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant or Nonemployee Director (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

23.   Effective Date and Term of Plan

      The Plan shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

24.   Applicable Law

      Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

25.   Participant Rights

      No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award (including a transferee of a Nonemployee Director) shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of a Company Stock certificate to him or her for such shares.

26.   Unfunded Status of Awards

      The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

27.   No Fractional Shares

      No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

28.   Beneficiary

      A Participant or Nonemployee Director may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant or Nonemployee Director, the executor or administrator of the Participant's or Nonemployee Director's estate shall be deemed to be the grantee's beneficiary.

29.   Interpretation

      The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

30.   Severability

      If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

                         Please date, sign and mail your
                       proxy card back as soon as possible

                         Annual Meeting of Shareholders
                         REGENERON PHARMACEUTICALS, INC.

                                  June 9, 2000

-------------------------------------------------------------------------------
PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                         REGENERON PHARMACEUTICALS, INC.

         The undersigned hereby appoints Leonard S. Schleifer, M.D., Ph.D. and
P. Roy Vagelos, M.D. as proxies, with power to act with the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Regeneron Pharmaceuticals, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held on June 9, 2000 or any adjournment therof.

       (Continued, and to be marked, dated, and signed on the other side)
-------------------------------------------------------------------------------

[X] Please mark your votes as in this example

The Board of Directors recommends a vote FOR Items 1, 2, 3, and 4.

                                     WITHHELD
                            FOR      FOR ALL

Item 1.                                             Nominees:
    ELECTION                                        Charles A. Baker
    OF DIRECTORS           ______      _______      Michael S. Brown, M.D.
                                                    George L. Sing

WITHHELD FOR: (Write that nominee's name in the space provided below.)

----------------------------------------

                                                                         FOR        AGAINST         ABSTAIN

Item 2. To approve the adoption of the Regeneron Pharmaceuticals,
        Inc. 2000 Long-Term Incentive Plan.                             _____        ______          ______

Item 3. To approve the selection of PricewaterhouseCoopers
        LLP as independent accountants for the fiscal year
        ending December 31, 2000.                                       _____        ______          ______

Item 4. In their discretion, to act upon such other matters as may properly come before the meeting and any adjournment or
        postponement thereof.                                           _____        ______          ______

                                      Joint
Signature:_________________________ Signature:______________________ Date:________, 2000
                                                 (if applicable)

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signed as attorney, executor, administrator, trustee, or guardian, please give full title as such.